Exhibit 99.1

News Release
Investor Contacts:
KCSA Strategic Communications
Philip Carlson / Brad Nelson
+1 212.896.1233 / +1 212.896.1217
 pcarlson@kcsa.com / bnelson@kcsa.com

GM TRIALS MAGNEGAS™ ALTERNATIVE METAL-WORKING FUEL

TAMPA, FL -- 6/17/12 -- MagneGas Corp. (OTCBB: MNGA) is now supplying General Motors (NYSE: GM) with its MagneGas™ fuel. Magnegas Corp. converts liquid-based materials into hydrogen-based fuel, removing acetylene from the process.

GM is trialing the fuel in maintenance and metal-working activities at its Grand Blanc Weld & Tool Center in Flint, Mich.  MagneGas will ship their fuel cylinders from its production facility in Michigan.

GM tested MagneGas™, assessing its environmental, health and safety impacts. It found it cut cleaner, faster and is more cost-effective than acetylene.

“We are always in pursuit of technologies that enhance quality and efficiency while also performing well on a holistic business case,” said John Bradburn, manager of waste-reduction efforts at GM. “In its current state, this technology does just that. We’re working closely with MagneGas to discuss possible future applications with potential to reduce our environmental impact.”

“The fact that a world-renowned and storied company like GM would use Magnegas is an endorsement to the quality and benefits of our gas,” said Marc Cuffaro, executive vice president of MagneGas Business Development.

“We’re excited at the prospect of building a long-lasting relationship with GM and we will continue to capitalize on growth opportunities by showcasing the versatility and superiority of MagneGas,” commented Scott Wainwright, president of MagneGas Corp.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

The MagneGas iPhone App is now available for free at the Apple App store on the iPhone or at http://bit.ly/AfLYww.

About MagneGas Corp.
Founded in 2007, Tampa-based MagneGas Corp. (OTC BB: MNGA) is the producer of MagneGasTM, a natural gas alternative and metal working fuel that can be made from certain industrial, municipal, agricultural and military liquid wastes following the receipt of appropriate governmental permits.

The Company’s patented Plasma Arc FlowTM process gasifies liquid waste, creating a clean burning hydrogen based fuel that is essentially interchangeable with natural gas. MagneGasTM can be used for metal working, cooking, heating, powering bi fuel automobiles and more. For more information on MagneGas, please visit the Company’s website at www.magnegas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new antifreeze, vegetable oil and ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.